Exhibit 10.6

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of October 31, 2014 is made by and among Aqua Metals, Inc., a Delaware corporation (the “Grantor”), Ankur Desai, as the Collateral Agent, and the secured parties listed on the signature pages hereof (collectively, the “Secured Parties” and each, individually, a “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated even date herewith (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules and exhibits thereto, collectively, the “Securities Purchase Agreement”), by and among the Grantor and certain of the Secured Parties, Grantor has agreed to sell, and each of those Secured Parties have each agreed to purchase, severally and not jointly, certain senior secured convertible notes in the aggregate original principal amount of $4,500,000 (the “Offering Notes”); and

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the Company is also exchanging that senior convertible note in the principal amount of $500,000 (the “Old Wirtz Note”) issued by the Company to Wirtz Manufacturing Co. Inc. (“Wirtz”) on August 20, 2014 for a new senior secured convertible note of like tenor with the Offering Notes (the “New Wirtz Note”); and

WHEREAS, in order to induce those Secured Parties to purchase, severally and not jointly, the Offering Notes as provided for in the Securities Purchase Agreement and to induce Wirtz to exchange the Old Wirtz Note for the New Wirtz Note and agree to be parri passu with the other Secured Parties, Grantor has agreed to grant a continuing security interest in and to the Collateral (as defined below) in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined below).

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)          “Account” means an account (as that term is defined in the Code).

(b)          “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)          “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)          “Books” means books and records (including, without limitation, the Grantor’s Records) indicating, summarizing, or evidencing the Grantor’s assets (including the Collateral) or liabilities, the Grantor’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and the Grantor’s goods or General Intangibles related to such information.

(e)          “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f)          “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g)          “Collateral” has the meaning specified therefor in Section 2.

(h)          “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(i)          “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by Grantor, the Collateral Agent (on behalf of all Secured Parties), and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time.

(j)          “Copyrights” means all copyrights and copyright registrations, and also includes (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(k)          “Deposit Account” means a deposit account (as that term is defined in the Code).

(l)          “Equipment” means all equipment (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, and including, without limitation, all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

(m)          “Event of Default” has the meaning specified therefor in the Notes.

(n)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(o)          “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, programming materials, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment under any royalty or licensing agreements (including Intellectual Property Licenses), infringement claims, commercial computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(p)          “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(q)          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(r)          “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(s)          “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, as may be amended, restated, supplemented, or otherwise modified from time to time.

(t)          “Inventory” means all inventory (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, including, without limitation, (i) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (ii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefor.

(u)          “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(v)         “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind.

(w)          “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(x)          “New Subsidiary” has the meaning specified therefor in the Notes.

(y)          “Notes” mean collectively the Offering Notes and the New Writz Note.

(z)          “Patents” means all patents and patent applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of Grantor’s rights corresponding thereto throughout the world.

(aa)         “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent or that is being contested in good faith for which adequate reserves have been established in accordance with GAAP, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that is being contested in good faith by appropriate proceedings, (iv) Liens on Equipment having a fair market value of not more than $250,000 in the aggregate, but only if the lien constitutes a purchase money security interest incurred in connection with the purchase of such Equipment, (v) Liens securing the Company’s obligations under the Transaction Documents, (vi) Liens granted to the Secured Parties pursuant to the terms of this Agreement, and (vii) any Liens relating to a financing contemplated by Schedule 4(k) attached to the Disclosure Letter made part of the Securities Purchase Agreement (the “Disclosure Letter”).

(bb)         “Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses in the ordinary course of business that terminate on or prior to the Maturity Date for the use of Intellectual Property (A) to manufacturers, distributors, OEMs, strategic partners and value added re-sellers in connection with the manufacture and distribution of Grantor’s products, (B) in connection with the embedding of Intellectual Property in the products of others, and (C) to end users; provided no such license could result in a legal transfer of title of the licensed Intellectual Property, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, or (iv) any sales, licenses or transfers conducted in connection with the development, operation or transfer of a recycling facility contemplated by Schedule 4(k) attached to the Disclosure Letter.

(cc)          “Person” has the meaning specified therefor in the Securities Purchase Agreement.

(dd)         “Pledged Companies” means each Person all or a portion of whose Stock is acquired or otherwise owned by the Grantor after the date hereof.

(ee)         “Pledged Interests” means all of Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(ff)         “Pledged Operating Agreements” means all of Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

(gg)        “Pledged Partnership Agreements” means all of Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

(hh)        “Proceeds” has the meaning specified therefor in Section 2.

(ii)         “Real Property” means any estates or interests in real property now owned or hereafter acquired by Grantor and the improvements thereto.

(jj)         “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(kk)        “Registration Rights Agreement” means that certain registration rights agreement, dated as of the date hereof, by and among the Company and the initial holders of the Notes, as may be amended from time to time.

(ll)         “Secured Obligations” mean all of the present and future payment and performance obligations of Grantor arising under this Agreement, the Notes and the other Transaction Documents, including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(mm)      “Securities Account” means a securities account (as that term is defined in the Code).

(nn)        “Security Documents” means, collectively, this Agreement, each Control Agreement and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by the Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(oo)        “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(pp)        “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(qq)        “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(rr)         “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(ss)         “Transaction Documents” mean, collectively, the Securities Purchase Agreement, the Notes, the Security Documents, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in the Registration Rights Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the consummation of the transactions contemplated hereby and thereby, as may be amended from time to time.

(tt)         “URL” means “uniform resource locator,” an internet web address.

2.          Grant of Security. The Grantor hereby unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of the Grantor whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”), including, without limitation, the Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a)          all of the Grantor’s Accounts;

(b)          all of the Grantor’s Books;

(c)          all of the Grantor’s Chattel Paper;

(d)          all of the Grantor’s Deposit Accounts;

(e)          all of the Grantor’s Equipment and fixtures;

(f)          all of the Grantor’s General Intangibles;

(g)          all of the Grantor’s Intellectual Property;

(h)          all of the Grantor’s Inventory;

(i)          all of the Grantor’s Investment Related Property;

(j)          all of the Grantor’s Negotiable Collateral;

(k)          all of the Grantor’s Real Property;

(l)          all of the Grantor’s rights in respect of Supporting Obligations;

(m)        all of the Grantor’s Commercial Tort Claims;

(n)         all of the Grantor’s money, cash, cash equivalents, or other assets of the Grantor that now or hereafter come into the possession, custody, or control of any Secured Party; and

(o)         all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Intellectual Property, Inventory, Investment Related Property, Negotiable Collateral, Real Estate, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Grantor or any Secured Party from time to time with respect to any of the Investment Related Property.

3.           Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.

4.           Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Parties, or any of them, of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, the Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its businesses, subject to and upon the terms hereof and the other Transaction Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the Grantor until the occurrence of an Event of Default and until the Collateral Agent (on behalf of all Secured Parties) shall notify the Grantor of its exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5.           Representations and Warranties. The Grantor hereby represents and warrants as follows:

(a)          The exact legal name of the Grantor is set forth in the preamble this Agreement.

(b)          Schedule 2 attached hereto sets forth (i) all Real Property owned or leased by the Grantor, together with all other locations of Collateral, as of the date hereof, and (ii) the chief executive office of the Grantor as of the date hereof.

(c)          This Agreement creates a valid security interest in all of the Collateral of the Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing the Grantor, as a debtor, and Secured Parties, as secured parties, in the jurisdictions listed on Schedule 3 attached hereto. Upon the making of such filings, the Secured Parties shall each have a first priority perfected security interest in all of the Collateral of the Grantor to the extent such security interest can be perfected by the filing of a financing statement (subject to Permitted Liens). Subject to Section 6(c), all action by the Grantor necessary to perfect and reasonably necessary to protect such security interest on each item of Collateral has been duly taken.

(d)          Except for the Security Interests created hereby, no Collateral is subject to any Lien as of the date hereof, except for Permitted Liens.

(e)          No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by the Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Grantor, or (ii) for the exercise by any Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

(f)          Schedule 4 contains a complete and accurate list of all of the Grantor’s Deposit Accounts and Securities Accounts, including, without limitation, with respect to each bank or securities intermediary (a) the name and address of such Person and (b) the account numbers of such accounts maintained with such Person.

6.           Covenants. The Grantor covenants and agrees with each Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof:

(a)          Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper with a value in excess of $100,000 in the aggregate, and if and to the extent that perfection or priority of Secured Parties’ respective Security Interests is dependent on or enhanced by possession, the Grantor, immediately upon the request of the Collateral Agent (on behalf of all Secured Parties), shall execute such other documents and instruments as shall be reasonably requested by the Collateral Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Collateral Agent (on behalf of all Secured Parties), together with such undated powers endorsed in blank as shall be requested by the Collateral Agent.

(b)            Chattel Paper.

(i)          The Grantor shall take all steps reasonably necessary to grant the Collateral Agent (on behalf of all Secured Parties) control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)         If the Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of the Collateral Agent (on behalf of all Secured Parties), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of [names of Secured Parties].”

(c)          Control Agreements. The Grantor shall not establish or maintain any Deposit Account or Securities Account (or any other similar account) other than a payroll account unless (i) the Grantor shall have provided each Secured Party with ten (10) days’ advance written notice of each such account and (ii) if an Event of Default has occurred and is then continuing, the Secured Parties shall have received a Control Agreement in respect of such account concurrently with the opening thereof. From and after the occurrence and during the continuance of any Event of Default, the Grantor shall ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement and deposit or cause to be deposited promptly, and in any event no later than the first (1st) Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to the Grantor) into a Deposit Account subject to a Control Agreement. Upon the request of the Collateral Agent (on behalf of all Secured Parties) from and after the occurrence and during the continuance of any Event of Default, the Grantor shall promptly (but in no event later than ten (10) Business Days after such request therefor) cause each of its Deposit Accounts and Securities Accounts to be subject to a Control Agreement in favor of the Secured Parties.

(d)            Letter-of-Credit Rights. In the event that the Grantor is or becomes the beneficiary of one or more letters of credit with a face amount of greater than $25,000 individually or $100,000 in the aggregate, the Grantor shall promptly (and in any event within five (5) Business Days after becoming a beneficiary) notify the Secured Parties thereof and, upon the request by the Collateral Agent (on behalf of all Secured Parties), use commercially reasonable efforts to enter into an agreement with the Collateral Agent (on behalf of all Secured Parties) and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Collateral Agent (on behalf of all Secured Parties) and directing all payments thereunder to the Collateral Agent (on behalf of all Secured Parties) during the continuance of an Event of Default following notice from the Collateral Agent, all in form and substance satisfactory to the Collateral Agent (on behalf of all Secured Parties).

(e)            Commercial Tort Claims. The Grantor shall promptly (and in any event within five (5) Business Days of receipt thereof) notify the Secured Parties in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of the Collateral Agent (on behalf of all Secured Parties), promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed reasonably necessary or desirable by the Collateral Agent (on behalf of all Secured Parties) to give the Secured Parties a first priority, perfected security interest (subject to Permitted Liens) in any such Commercial Tort Claim.

(f)            Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantor shall promptly (and in any event within five (5) Business Days of the creation thereof) notify the Secured Parties thereof in writing and use commercially reasonable efforts to execute any instruments or take any steps reasonably required by the Collateral Agent (on behalf of all Secured Parties) in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent (on behalf of all Secured Parties) during the continuance of an Event of Default following notice from the Collateral Agent, and shall provide written notice thereof and use commercially reasonable efforts to take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide each Secured Party a first-priority perfected security interest (subject to Permitted Liens) in such contract.

(g)            Investment Related Property.

(i)          If the Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within five (5) Business Days of receipt thereof) identify such Pledged Interests in a written notice to the Secured Parties;

(ii)         Upon the request of the Collateral Agent during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by the Grantor shall be held by the Grantor in trust for the benefit of the Secured Parties segregated from the Grantor’s other property, and the Grantor shall deliver it promptly to the Collateral Agent (on behalf of all Secured Parties) in the exact form received;

(iii)        The Grantor shall promptly deliver to the Secured Parties a copy of each material notice or other written communication received by it in respect of any Pledged Interests;

(iv)        The Grantor shall not make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

(v)         The Grantor agrees that it will cooperate with the Secured Parties in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(vi)        As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, the Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) shall not be dealt in or traded on securities exchanges or in securities markets, (B) will not constitute investment company securities, and (C) will not be held by the Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(h)            Transfers and Other Liens. The Grantor shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for Permitted Transfers or as expressly permitted by this Agreement and the other Transaction Documents, or (ii) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Collateral without the consent of the Collateral Agent. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by any Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens shall not be permitted with respect to any Pledged Interests.

(i)            Preservation of Existence.  The Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

(j)            Maintenance of Properties. The Grantor shall maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k)          Maintenance of Insurance. The Grantor shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, reasonably acceptable to the Collateral Agent (on behalf of all Secured Parties).

(l)          Other Actions as to Any and All Collateral. The Grantor shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) notify the Secured Parties in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code) or instruments (as defined in the Code) collectively having an aggregate value in excess of $100,000 or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of the Collateral Agent (on behalf of all Secured Parties), promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed reasonably necessary or desirable by the Collateral Agent (on behalf of all Secured Parties) to protect the Secured Parties’ respective Security Interests therein.

7.          Relation to Other Transaction Documents. In the event of any conflict between any provision in this Agreement and any provision in the Securities Purchase Agreement or Notes, such provision of the Securities Purchase Agreement or Notes shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of the Grantor or imposes more burdensome or additional obligations on the Grantor, in which event the applicable provision in this Agreement shall control.

8.            Further Assurances.

(a)          The Grantor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Collateral Agent (on behalf of all Secured Parties) may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

(b)          The Grantor authorizes the filing by the Collateral Agent (on behalf of all Secured Parties) of financing or continuation statements, or amendments thereto, including, but limited to, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the United States Patent and Trademark Office and the United States Copyright Office, and Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as may be reasonably necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby. Upon the Satisfaction in Full of the Secured Obligations, the Collateral Agent shall (at Grantor’ expense) file a termination statement and/or other necessary documents terminating and releasing any and all financing statements or Liens on the Collateral pursuant to Section 24 within five (5) Business Days following a written request therefor from Grantor.

(c)          The Grantor authorizes the Collateral Agent (on behalf of all Secured Parties) at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all real and personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. The Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction.

(d)          Subject to Section 8(b), the Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Collateral Agent (on behalf of all Secured Parties), subject to the Grantor’s rights under Section 9-509(d)(2) of the Code.

(e)          Upon five (5) Business Day’s advance notice, the Grantor shall permit each Secured Party (at such Secured Party’s expense) or its employees, accountants, attorneys or agents, access to examine and inspect any Collateral or any other property of the Grantor at any time during ordinary business hours.

9.          Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (on behalf of all Secured Parties) (a) may proceed to perform any and all of the obligations of the Grantor contained in any contract, lease, or other agreement and exercise any and all rights of the Grantor therein contained as fully as the Grantor itself could, (b) shall have the right to use the Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Parties’ rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by the Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of the Secured Parties or any of their nominees.

10.         Collateral Agent Appointed Attorney-in-Fact. The Grantor, on behalf of itself and each New Subsidiary of the Grantor, hereby irrevocably appoints the Collateral Agent (on behalf of all Secured Parties) as the attorney-in-fact of the Grantor and each such New Subsidiary upon the occurrence and during the continuance of an Event of Default. In the event the Grantor or any New Subsidiary fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which the Grantor or New Subsidiary now or at any time hereafter is required to execute or deliver pursuant to the terms of the Securities Purchase Agreement or any other Transaction Document, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (on behalf of all Secured Parties) shall have full authority in the place and stead of the Grantor or New Subsidiary, and in the name of the Grantor, such New Subsidiary or otherwise, to execute and deliver each of the foregoing. Without limitation of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (on behalf of all Secured Parties) shall have full authority in the place and stead of the Grantor and each New Subsidiary, and in the name of any the Grantor, any such New Subsidiary or otherwise, to take any action and to execute any instrument which the Collateral Agent (on behalf of all Secured Parties) may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)          to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of the Grantor or New Subsidiary;

(b)          to receive and open all mail addressed to the Grantor or New Subsidiary and to notify postal authorities to change the address for the delivery of mail to the Grantor or New Subsidiary to that of an address approved by the Collateral Agent (on behalf of all Secured Parties);

(c)          to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)          to file any claims or take any action or institute any proceedings which the Collateral Agent (on behalf of all Secured Parties) may deem reasonably necessary or desirable for the collection of any of the Collateral of the Grantor or New Subsidiary or otherwise to enforce the rights of the Secured Parties with respect to any of the Collateral; and

(e)          to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for the exclusive purpose of sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of the Grantor or New Subsidiary.

To the extent permitted by law, the Grantor hereby ratifies, for itself and each New Subsidiary, all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Such power-of-attorney granted pursuant to this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.         Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (on behalf of all Secured Parties) may perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor.

12.         Collateral Agent’s Duties; Bailee for Perfection. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ respective interests in the Collateral and shall not impose any duty upon the Collateral Agent in favor of the Grantor or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall not have any duty to the Grantor or any other Secured Party as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which is accorded to its own property. The Collateral Agent agrees that, with respect to any Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Collateral Agent shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party’s Lien in such Collateral, provided that the Collateral Agent shall not be obligated to obtain or retain possession of any such Collateral.

13.         Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (on behalf of all Secured Parties) may (a) notify Account Debtors of the Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Collateral Agent (on behalf of all Secured Parties) or that the Collateral Agent (on behalf of all Secured Parties) has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

14.         Disposition of Pledged Interests by Secured Parties. None of the Pledged Interests hereafter acquired on the date of acquisition thereof will be registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Grantor understands that in connection with such disposition, the Collateral Agent (on behalf of all Secured Parties) may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. The Grantor, therefore, agrees that: (a) if the Collateral Agent (on behalf of all Secured Parties) shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Collateral Agent (on behalf of all Secured Parties) shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.

15.         Voting Rights.

(a)          Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent (on behalf of all Secured Parties) may, at its option, and with two (2) Business Days prior notice to the Grantor, and in addition to all rights and remedies available to the Secured Parties under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent (on behalf of all Secured Parties) duly exercises its right to vote any of such Pledged Interests, the Grantor hereby appoints the Collateral Agent (on behalf of all Secured Parties) as the Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that the Collateral Agent (on behalf of all Secured Parties) deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b)          For so long as the Grantor shall have the right to vote the Pledged Interests, it covenants and agrees that it will not, without the prior written consent of the Collateral Agent (on behalf of all Secured Parties), vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of the Secured Parties exercising the voting rights owned by the Grantor or the value of the Pledged Interests.

16.         Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a)          The Collateral Agent (on behalf of all Secured Parties) may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, the Grantor expressly agrees that, in any such event, the Collateral Agent (on behalf of all Secured Parties) without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Grantor to, and the Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent (on behalf of all Secured Parties) promptly, assemble all or part of the Collateral as directed by the Collateral Agent (on behalf of all Secured Parties) and make it available to the Collateral Agent (on behalf of all Secured Parties) at one or more locations where the Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent (on behalf of all Secured Parties) may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (on behalf of all Secured Parties) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)          The Collateral Agent (on behalf of all Secured Parties) is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, the Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by the Grantor or with respect to which the Grantor has rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Collateral Agent (on behalf of all Secured Parties), and (ii) the Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by the Collateral Agent (on behalf of all Secured Parties)), as it pertains to the Collateral, for the exclusive purpose of preparing for sale, advertising for sale and effectuating the sale of any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent (on behalf of all Secured Parties).

(c)          Any cash held by the Collateral Agent as Collateral and all proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), the Grantor shall remain liable for any such deficiency.

(d)          The Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent (on behalf of all Secured Parties) shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent (on behalf of all Secured Parties) shall have the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection it may have thereto or the right to have a bond or other security posted by the Collateral Agent (on behalf of all Secured Parties).

(e)          The Collateral Agent (on behalf of all Secured Parties) may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon the Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to the Grantor’s Deposit Accounts in which any Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the Grantor to pay the balance of such Deposit Account to or for the benefit of the Collateral Agent (on behalf of all Secured Parties), and (ii) with respect to the Grantor’s Securities Accounts in which any Secured Party’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Collateral Agent (on behalf of all Secured Parties), or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Collateral Agent (on behalf of all Secured Parties).

17.         Priority of Liens; Application of Proceeds of Collateral. Each Secured Party hereby acknowledges and agrees that, notwithstanding the time or order of the filing of any financing statement or other registration or document with respect to the Collateral and the Security Interests, or any provision of this Agreement, any other Security Document, the Code or other applicable law, solely as amongst the Secured Parties, the separate Security Interests of the Secured Parties shall have the same rank and priority; provided, that, the foregoing shall not apply to any Security Interest of a Secured Party that is void or voidable as a matter of law. In furtherance thereof, all proceeds of Collateral received by the Collateral Agent shall be applied as follows:

(a)          first, ratably to pay any expenses due to the Collateral Agent (including, without limitation, the reasonable costs and expenses paid or incurred to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence and during the continuance of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated);

(b)          second, to pay any indemnities then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(c)          third, ratably to pay any fees or premiums then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(d)          fourth, ratably to pay interest due in respect of the Secured Obligations then due to any of the Secured Parties, until paid in full;

(e)          fifth, ratably to pay the principal amount of all Secured Obligations then due to any of the Secured Parties, until paid in full;

(f)          sixth, ratably to pay any other Secured Obligations then due to any of the Secured Parties; and

(g)         seventh, to Grantor or such other Person entitled thereto under applicable law.

18.         Remedies Cumulative. Each right, power, and remedy of any Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Secured Party of any or all such other rights, powers, or remedies.

19.         Marshaling. No Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of any Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

20.         Appointment of Collateral Agent; Acknowledgment.

(a)          The Secured Parties hereby appoint Ankur Desai to act as the initial collateral agent on behalf of all Secured Parties (the “Collateral Agent”). Notwithstanding anything in this Agreement to the contrary, one or more Secured Parties (other than the then Collateral Agent) holding a majority of the then aggregate outstanding principal balance of the Notes (excluding any Notes held by the then acting Collateral Agent) may remove the then-acting Collateral Agent and appoint any other Secured Party to act as the Collateral Agent under this Agreement. Upon such appointment such Secured Party shall act as Collateral Agent pursuant to the terms of this Agreement.

(b)          No Secured Party (which term, as used in this sentence, shall include reference to each Secured Party’s officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party’s affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party’s actual gross negligence or willful misconduct. No Secured Party assumes any responsibility for any failure or delay in performance or breach by the Grantor or any other Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Collateral, Transaction Document or the Grantor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Grantor or any Account Debtor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by the Grantor of any of its duties or agreements under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

(d)          Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Grantor and its own decision to enter into the Transaction Documents and to purchase the Notes, and each Secured Party has made such inquiries concerning the Transaction Documents, the Collateral and the Grantor as such Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. Each Secured Party hereby further acknowledges and represents that the other Secured Parties have not made any representations or warranties to it concerning the Grantor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. Each Secured Party also hereby acknowledges that it will, independently and without reliance upon the other Secured Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. No Secured Party shall have any duty or responsibility to provide any other Secured Party with any notices, reports or certificates furnished to such Secured Party by the Grantor or any credit or other information concerning the affairs, financial condition, business or assets of the Grantor (or any of its affiliates) which may come into possession of such Secured Party.

21.         Indemnity and Expenses.

(a)          Without limiting any obligations of the Grantor under the Securities Purchase Agreement, the Grantor agrees to indemnify all Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Secured Party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b)          The Grantor shall, upon demand, pay to the Collateral Agent all of the reasonable costs and expenses which the Collateral Agent may incur in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents. The Grantor shall, upon demand, pay to each Secured Party all of the reasonable costs and expenses which such Secured Party may incur in connection with (i) the exercise or enforcement of any of the rights of such Secured Party hereunder or (ii) the failure by the Grantor to perform or observe any of the provisions hereof.

22.         Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by the Grantor and the Collateral Agent, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such amendment shall be effective to the extent that it (a) applies to less than all of the Secured Parties or (b) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Collateral Agent may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such waiver shall be effective to the extent that it (i) applies to less than all the Secured Parties (unless a party gives a waiver as to itself only) or (ii) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion).

23.         Addresses for Notices. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Securities Purchase Agreement and (b) shall be delivered, (i) in the case of notice to the Grantor, by delivery of such notice to the Grantor’s address specified in the Securities Purchase Agreement or at such other address as shall be designated by the Grantor in a written notice to each of the Secured Parties in accordance with the provisions thereof, and (ii) in the case of notice to any Secured Party, by delivery of such notice to such Secured Party at its address specified in the Securities Purchase Agreement or at such other address as shall be designated by such Secured Party in a written notice to the Grantor and each other Secured Party in accordance with the provisions thereof.

24.         Separate, Continuing Security Interests; Assignments under Transaction Documents. This Agreement shall create a separate, continuing security interest in the Collateral in favor of each Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon the Grantor, and its permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor or any other Person entitled thereto. At such time, each Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by the Grantor to any Secured Party nor any additional loans made by any Secured Party to the Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Grantor, or any of them, by any Secured Party, nor any other act of the Secured Parties, or any of them, shall release the Grantor from any obligation, except a release or discharge executed in writing by all Secured Parties. No Secured Party shall by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by such Secured Party and then only to the extent therein set forth. A waiver by any Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which such Secured Party would otherwise have had on any other occasion.

25.         Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.         Subordination. Each Secured Party hereby agrees to subordinate the Security Interests to any security interest or lien that the Grantor or a New Subsidiary may grant to a lender (“Facility Lender”) in any real or personal property (“Facility Property”) of Grantor or a New Subsidiary acquired or developed through a financing contemplated by Schedule 4(k) attached to the Disclosure Letter made part of the Securities Purchase Agreement. Notwithstanding the respective dates of attachment or perfection of the Security Interests of the Secured Parties, all hereafter arising security interests of a Facility Lender in any Facility Property of Grantor or a New Subsidiary and all proceeds thereof (the “Facility Collateral”) shall at all times be senior to the Security Interests of the Secured Parties. Each Secured Party hereby (a) acknowledges and consents to (i) Grantor or a New Subsidiary granting to a Facility Lender a security interest in the Facility Collateral, and (ii) Grantor or a New Subsidiary filing any and all financing statements and other documents as deemed necessary by Facility Lender in order to perfect Facility Lender’s security interest in the Facility Collateral. The Secured Parties agree that, at the reasonable request of the Facility Lender, the Collateral Agent (on behalf of all Secured Parties) shall be permitted to execute such other documents, and do such other acts or things deemed reasonably necessary or desirable by the Collateral Agent (on behalf of all Secured Parties), to carry out the agreement to subordinate set forth herein.

27.         Miscellaneous.

(a)          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b)          Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)          Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)          The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)          The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(f)          Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents (including, without limitation, conversion of the Notes into equity of the Company) and discharge, of all Secured Obligations in full. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(g)          All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:	AQUA METALS, INC.,
a Delaware corporation

	By:	/s/ Stephen R. Clarke
Dr. Stephen R. Clarke,
President and Chief Executive Officer

COLLATERAL AGENT:	/s/ Ankur Desai
Ankur Desai

SECURED PARTIES:	________________________

By:
Name:
Title:

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